CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made this  ___ day of April, 2009 by and between. Cancer Therapeutics, Inc. ("Company"), a Delaware corporation,  and MMAAK Holdings, LLC ("Consultant").

WHEREAS, the Company has retained the Consultant to perform certain consulting services for the Company;

WHEREAS, the Company and the Consultant desire to set forth the terms and conditions upon which the Consultant has been and shall be retained by, and provide services to, the Company; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein made, the parties agree as follows:

I.           Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

A.
"Affiliate" shall mean, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such first Person. For purposes of this Agreement, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

B.	"Person" shall mean an individual, partnership, corporation, limited liability partnership or company, trust, joint venture or other entity.

II.           Consulting Services.

A.
For the period of April 15, 2009 through April 14, 2010 the Consultant shall, provide consulting services at the direction of the Company, including, but not limited to, those services set forth on Schedule C.

B.
Consultant has introduced the Nano Therapies, Inc. acquisition transaction and will introduce several other acquisitions and partners to the Company during the term of this Agreement.  Consultant will work with other consultants to add the Company’s board of directors and management team.

C.	The Consultant shall promote the Company's interests in accordance with the highest professional standards and perform services in compliance with all applicable federal, state and local laws.

D.	The Consultant may enlist the services of subcontractors to assist the Consultant with various consulting services.

E.
The Consultant is not, and shall not be deemed in any way, to be Company's agent, and Company shall not be bound by or liable for any representations made by the Consultant. The Consultant specifically acknowledges that he shall have no authority to bind Company or its Affiliates to any obligation, agreement or otherwise.

F.	The Consultant may engage in other outside business activities that do not prevent the Consultant from rendering the services required of him hereunder.

III.           Fees.

A.
Subject to the terms and conditions of this Agreement, the Company shall be obligated to pay to the Consultant, and the Consultant shall accept from the Company in full payment and complete satisfaction of any and all amounts due under this Agreement,

B.	The Company shall pay Consultant 20,000,000 shares of common stock of the Company.

C.
The death, disability or termination of the Consultant by the Company, with or without cause, prior to the expiration of the term of this Agreement shall not result in or give rise to any claim or right of repayment of any Compensation paid to the Consultant under this Agreement.

IV.           Term and Termination.

Term - The term of this Agreement commenced on April 15, 2009 and shall remain in effect through April 14, 2010.

Termination – The Company may terminate this Agreement at any time during the term by sending thirty (30) days written notice of termination to the Consultant.

V.           Independent Contractor.

A.
The Consultant is and shall be an independent contractor and is not and shall not be deemed or construed to be an employee of the Company by virtue of this Agreement. Neither the Consultant nor the Company shall hold the Consultant out as an agent, partner, officer, director, or other employee of the Company in connection with this Agreement or the performance of any of the duties, obligations or performances contemplated hereby and the Consultant further specifically disclaims any and all rights to any equity interest in or a partnership with the Company by virtue of this Agreement or any of the transactions contemplated hereby.

B.	The Consultant's Acknowledgments - The Consultant specifically acknowledges and agrees that he shall

(i)	have no authority to execute any contracts or agreements on behalf of the Company or its Affiliates;

(ii)	shall have no authority to bind the Company or its Affiliates to any obligation (contractual or otherwise); and

(iii)	shall have no authority to spend money on behalf of the Company without the Company's consent.

VI.           Indemnification.

The Company shall indemnify, defend and hold harmless the Consultant from and against all claims, losses, costs, damages and expenses, including, without limitation, attorneys' fees and costs, incurred by the Consultant resulting from or arising in connection with any intentional or willful misconduct by the Company or any misrepresentation or concealment of a material fact supplied in written materials provided by Company to the Consultant for use in performing the Consultant's duties hereunder. This section shall survive termination of this Agreement regardless of the reason for such termination.

VII.           Miscellaneous

A.
Entire Agreement - This Agreement and any additional agreements executed concurrently therewith represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all other negotiations, understandings and representations (if any) made by and between such parties.

B.
Binding Effect - All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, personal representatives, estates, other legal representatives, heirs and permitted assigns, whether so expressed or not.

C.
Severability - If any provision of this Agreement or any other agreement entered into pursuant thereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable. Without limiting the generality of the foregoing, in the event the duration, scope or geographic area contemplated by this Agreement are determined to be unenforceable by a court of competent jurisdiction, the parties agree that such duration, scope or geographic area shall be deemed to be reduced to the greatest scope, duration or geographic area which will be enforceable.

D.
Notices - All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to such address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

E.
Waiver - The failure or delay of either party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance or observance of that provision or to exercise any right, power or remedy hereunder. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision by such party, a waiver of the provisions itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any circumstance shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

F.
Enforcement Costs - If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

G.
Remedies Cumulative - Except as otherwise expressly provided herein, no remedy herein conferred on any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy herein shall preclude any other or further exercise thereof.

H.
Counterparts - This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

I.	Governing Law - This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Utah.

J.
No Construction Against Draftsmen - The parties acknowledge that this is a negotiated agreement, and that in no event shall the terms hereof be construed against either party on the basis that such party, or its counsel, drafted this Agreement.

K.
Independence of Claims - The covenants and obligations of the Consultant set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Consultant, on the one hand, and the Company or any of its Affiliates, on the other.

L.
Pronouns and Terms - In this Agreement, the use of any gender shall be deemed to include all genders, and the use of the singular shall include the plural and vice versa, wherever it appears appropriate from the context. For all purposes of this Agreement, unless otherwise expressly stated to the contrary, the terms "hereby," "hereto," "hereof," "hereunder" and "herein" shall refer to this entire Agreement; the term "Person" shall include without limitation any corporation, partnership, estate, trust, association, branch, bureau, subdivision, venture, associated groups, individual, government, institution, instrumentality and any other entity, enterprise, association or endeavor of every nature and kind; and reference to the "business" of any person shall also be deemed to include, without limitation, the operations, financial condition and properties of such person.

M.
Third Parties - Unless expressly stated herein to the contrary, nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies hereunder or by reason of this Agreement on any persons other than the parties hereto and their respective legal representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

N.
Jurisdiction and Venue - Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Delaware. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

O.
Amendments - The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

P.
Further Assurances - The parties hereby agree from time to time to execute and deliver said further and other documents and to do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

Q.
Headings - The headings contained in this Agreement are for convenience of reference only, are not to be considered a part of this Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

R.
Accredited Investor or Non-U.S. Person-  Holder represents and warrants that the Holder is an "accredited investor" in that the Holder meets one of the specific standards set forth in Rule 501 of Regulation D or is a Non-U.S. Person as defined by Regulation S of the Securities Act of 1933 and Holder has completed the Investor Questionnaire attached hereto as Appendix “A” with information confirming Holder’s status as an accredited investor.

Nothing contained in this Agreement or in any agreement referred to herein shall be deemed or construed to be a payment in return for the referral of patients to the Company or its Affiliates or for the purchasing or leasing of goods or services from the Company or any of its Affiliates.

IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Agreement as of the date set forth above.

COMPANY                                                                                                 CONSULTANT
Cancer Therapeutics, Inc.                                                                                            MMAAK Holdings, LLC

By_____________________________                                                                                  By____________________________

Name: Chene Gardner
Title: Ceo

Appendix A

INVESTOR QUESTIONNAIRE

(All questions in this Questionnaire refer to the Consultant receiving common shares of Cancer Therapeutics, Inc. and not to the individual completing this Questionnaire on behalf of such entity.)

1)           Name of prospective shareholder:    _______________________________________________________

Name in which investment is to be registered, if different:  ______________________________________

2)           Nature of prospective shareholder:

□           Individual         □                                Corporation                                           □           Trust

□           Managership                             □           IRA

□           Limited Partnership  □                                           Other:  _______________________________

State and date of legal formation:  _______________________________________________________

If entity is a trust, name of trustee(s):  ____________________________________________________

_________________________________________________________________________________

3)           Address:                                                                Mailing Address (if different):

    ______________________________    _______________________________________________

    ______________________________    _______________________________________________

    ______________________________    _______________________________________________

    ______________________________    _______________________________________________

Telephone: (        )  ___________________

Nature of Business:  ________________________________________________________________

________________________________________________________________________________

4)           Send correspondence to:

 ___________________________________________________________________________(Name)

 ___________________________________________________________________________(Title)

Telephone:  (      )__________________

5)	Please indicate whether the prospective shareholder is described by one or more of the following categories:

□           a.           An individual or entity not residing or
domiciled in the United States, and not
Otherwise a citizen of the United States                          Yes           No

□           b.           National or state bank or savings and
loan association:                                                                 Yes            No

If yes, give jurisdiction under
which it is chartered: _____________________

□	c.	A broker or dealer registered under
Section 15 of the United States
Securities Act of 1934:                                                        Yes           No

□           d.          Insurance company:                                                             Yes            No

□	e.	Investment company registered
under United States
Investment Company Act of 1940:                                   Yes           No

□	f.	Business Development Company as
defined in the United States Investment
Company Act of 1940:                                                        Yes            No

□	g.	Licensed Small Business
Investment Company:                                                         Yes            No

If yes, give license number: ____________________

□	h.	Employee benefit plan under ERISA:

If yes, is the investment decision
being made by a plan fiduciary which is
a bank, insurance company or registered
investment advisor?                                                            Yes           No

Does the plan have total assets
in excess of $5,000,000?                                                      Yes           No

If self-directed, are the investment
decisions made by “accredited investors”
as defined in Rule 501(a) of the

Securities Act of 1933?                                                       Yes           No

□	i.	Private business development company
As defined in Investment Advisers
Act of 1940:                                                                   Yes           No

□	j.	Charitable tax exempt organization
Under Section 501(c)(3) of Internal
Revenue Code (whether or not IRS
ruling obtained) with total assets in
excess of $5,000,000:                                                            Yes           No

□	k.	Any trust with total assets in excess
of $5,000,000 that is not formed for the
specific purpose of making this investment
and whose purchase is directed by a
“sophisticated person” as described in
Rule 506(b)(2)(ii) under the Securities
Act of 1933:                                                                    Yes           No

□	l.	Any entity in which all of the investors
Are “accredited investors” as defined in
Rule 501(a) of the Securities Act of 1933:                         Yes            No

6)           Current net worth of the prospective shareholder:  $______________

If the prospective shareholder is an investment Managership that was not formed for the specific purpose of acquiring the securities in this offering, in addition to providing the net worth of the partnership, please provide the aggregate net worth of its Managers.  If the prospective purchase is a trust, please provide the net worth of the trust itself.

7)	List below examples of equity investments made by the prospective shareholder over the past three years:

Form of investment (corporate securities, Limited partnership Interests, etc.	Type (technology, industrial, real estate, etc.)	Approx. Amount Invested

8)
Does the prospective shareholder, or its officers, directors, controlling Unitholders or Managers have a pre-existing relationship with the Company, or any officer, director, or controlling Unitholder of the Company, of such a nature as to be able to assess the character, business acumen and general business and financial circumstances of the Company or such person?  If so, please describe the nature, duration and extent of any such relationship.

9)
Is the prospective shareholder, or its officers, directors, controlling Unitholders or Managers related or otherwise connected with any other individual or entity potentially purchasing the Company's securities in this transaction?  If so, please explain.

10)
A Shareholder Representative is an advisor, broker, attorney or other individual who is not affiliated with or compensated by the Company and who will investigate and advise the prospective shareholder regarding the advantages of this investment.  Has the prospective shareholder used or does it intend to use a Shareholder Representative to aid it in evaluating the merits and risks of this investment?  If so, please give name, address and phone number of such person.

11)
Does the prospective shareholder (or if a Shareholder Representative is identified in No. 10 above, the prospective shareholder and its representative) have sufficient business and investment experience to evaluate the merits and risks of the prospective investment and to protect its interests in connection with this offering?  If so, please explain.

12)
Was the prospective shareholder presented with or solicited by any publicly circulated or available newspaper, mail, radio or television, or any other form of general advertising, or is it aware of or did any of its agents or representatives attend any seminar open to the public, in connection with the offering of any securities by the  Company?  If so, please explain: